   As Filed with The Securities and Exchange Commission on September 29, 2000
                                              Registration No. 333-_____________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ----------------


                                PEOPLESOFT, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 68-0137069
      (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

                               4460 Hacienda Drive
                          Pleasanton, California 94588
               (Address of Principal Executive Offices) (Zip Code)
                                 ---------------

                       2000 NONSTATUTORY STOCK OPTION PLAN

                            (Full title of the Plans)
                                 ---------------

                                  Craig Conway
                      President and Chief Executive Officer
                                PeopleSoft, Inc.
                4460 Hacienda Drive, Pleasanton, California 94588
                     (Name and Address of Agent for Service)

                                 (925) 694-3000
          (Telephone number, including area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF SECURITIES TO           AMOUNT TO BE      OFFERING PRICE         AGGREGATE            AMOUNT OF
              BE REGISTERED              REGISTERED(1)        PER SHARE(2)      OFFERING PRICE(2)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share, to be issued under the
2000 Nonstatutory Stock Option Plan     10,000,000 shares       $27.719          $277,190,000           $73,178.16
=====================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the 2000 Nonstatutory Stock Option Plan. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the 2000 Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on September 22, 2000 because the exercise prices for the options to be granted in the future and the prices at which shares will be purchased in the future are not currently determinable.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        PeopleSoft, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):


        a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed on March 30, 2000.

        b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 as filed on August 14, 2000.

        c) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A, filed with the SEC on October 7, 1992, including any amendment or report filed for the purpose of updating such description.

        d) The description of the Registrant's Preferred Shares Purchase Rights contained in its Registration Statement on Form 8-A/A filed with the SEC on March 25, 1998 including any amendment or report filed for the purpose of updating such description.

        All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "1933 Act"). As permitted by the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Company require it to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Company has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. The Company believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

  EXHIBIT
   NUMBER      EXHIBIT
  -------      -------
    4.1        Restated Certificate of Incorporation of Registrant filed with the Secretary of State of the State of Delaware on May 24, 1995
               (incorporated by reference to Exhibit 4.1 filed with the
               Registrant's Form S-8 (No. 333-08575) filed with the Securities and Exchange Commission on July 22, 1996).

    4.2        Certificate of Amendment to Certificate of Incorporation of
               Registrant, as filed with the Secretary of State of the State of Delaware on June 17, 1996 (incorporated by reference to Exhibit
               4.2 filed with the Registrant's Form S-8 (No. 333-08575) filed with the Securities and Exchange Commission on July 22, 1996).

    4.3        Certificate of Amendment to Certificate of Incorporation of
               Registrant, as filed with the Secretary of State of the State of Delaware on July 3, 1997 (incorporated by reference to Exhibit
               3.3 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

    4.4        Certificate of Amendment to Certificate of Incorporation of
               Registrant, as filed with the Secretary of State of the State of Delaware on June 29, 1998 (incorporated by reference to Exhibit
               3.4 filed with the Registrant's Registration Statement on Form
               S-4 (No. 333-91111) filed with the Securities and Exchange
               Commission on November 17, 1999).

    4.5 Certificate of Designation as filed with the Secretary of State of the State of Delaware on March 24, 1998 (incorporated by reference to Exhibit 3.4 filed with the Registrant's Annual
               Report on Form 10-K for the year ended December 31, 1997).

    4.6        Bylaws of Registrant as amended through December 31, 1998
               (incorporated by reference to Exhibit 3.5 filed with the Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1998).

    4.7        Amendments to the Bylaws of Registrant dated March 4, 1999, April
               7, 1999 and February 3, 2000 (incorporated by reference to
               Exhibit 3.7 filed with the Registrant's Annual Report on Form
               10-K for the year ended December 31, 1999).

    4.8 The description of the Registrant's Common Stock. Reference is made to the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 7, 1992, incorporated by reference pursuant to Item 3(v).

    4.9        Specimen Certificate of the Registrant's Common Stock
               (incorporated by reference to Exhibit 1 filed with Amendment No.
               1 to the Registrant's Form 8-A filed with the Securities and Exchange Commission on November 6, 1992).

    4.10 First Amended and Restated Preferred Shares Rights Agreement dated December 16, 1997 (incorporated by reference to Exhibit 1 filed with the Registrant's Form 8-A/A filed with the Securities and Exchange Commission on March 25, 1998).

    5 Opinion and consent of Counsel as to legality of securities being registered.

    23.1       Consent of Ernst & Young LLP, Independent Auditors.

    23.2       Consent of Counsel is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page 5 of this Registration Statement.

    99 2000 Nonstatutory Stock Option Plan and form of option agreement thereunder.

Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 29th day of September 2000.

                                PEOPLESOFT, INC.

                                By: /s/ Stephen F. Hill
                                    --------------------------------------------
                                        Stephen F. Hill

                                Sr. Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of PeopleSoft, Inc., a Delaware corporation, do hereby constitute and appoint Craig Conway, Stephen F. Hill and Anne Jordan, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                              TITLE                                         DATE
              ---------                              -----                                         ----
        /s/ DAVID A. DUFFIELD          Chairman of the Board of Directors                   September 29, 2000
   ------------------------------
          David A. Duffield


         /s/ ANEEL BHUSRI              Vice Chairman of the Board of Directors              September 29, 2000
   ------------------------------
             Aneel Bhusri


          /s/ CRAIG CONWAY             President, Chief Executive Officer and               September 29, 2000
   ------------------------------      Director (Principal Executive Officer
             Craig Conway              and Director)


         /s/ STEPHEN F. HILL           Sr. Vice President and Chief Financial               September 29, 2000
   ------------------------------      Officer (Principal Financial and
             Stephen F. Hill           Accounting Officer)


                                                       Director                             September 29, 2000
   ------------------------------
           A. George Battle


         /s/ STEVE GOLDBY                              Director                             September 29, 2000
   ------------------------------
             Steve Goldby


       /s/ GEORGE J. STILL, JR.                        Director                             September 29, 2000
   ------------------------------
         George J. Still, Jr.


        /s/ CYRIL J. YANSOUNI                          Director                             September 29, 2000
   ------------------------------
          Cyril J. Yansouni

EXHIBIT INDEX

  EXHIBIT
  NUMBER       EXHIBIT
  -------      -------
    4.1        Restated Certificate of Incorporation of Registrant filed with the Secretary of State of the State of Delaware on May 24, 1995
               (incorporated by reference to Exhibit 4.1 filed with the
               Registrant's Form S-8 (No. 333-08575) filed with the Securities and Exchange Commission on July 22, 1996).

    4.2        Certificate of Amendment to Certificate of Incorporation of
               Registrant, as filed with the Secretary of State of the State of Delaware on June 17, 1996 (incorporated by reference to Exhibit
               4.2 filed with the Registrant's Form S-8 (No. 333-08575) filed with the Securities and Exchange Commission on July 22, 1996).

    4.3        Certificate of Amendment to Certificate of Incorporation of
               Registrant, as filed with the Secretary of State of the State of Delaware on July 3, 1997 (incorporated by reference to Exhibit
               3.3 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

    4.4        Certificate of Amendment to Certificate of Incorporation of
               Registrant, as filed with the Secretary of State of the State of Delaware on June 29, 1998 (incorporated by reference to Exhibit
               3.4 filed with the Registrant's Registration Statement on Form
               S-4 (No. 333-91111) filed with the Securities and Exchange
               Commission on November 17, 1999).

    4.5 Certificate of Designation as filed with the Secretary of State of the State of Delaware on March 24, 1998 (incorporated by reference to Exhibit 3.4 filed with the Registrant's Annual
               Report on Form 10-K for the year ended December 31, 1997).

    4.6        Bylaws of Registrant as amended through December 31, 1998
               (incorporated by reference to Exhibit 3.5 filed with the Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1998).

    4.7        Amendments to the Bylaws of Registrant dated March 4, 1999, April
               7, 1999 and February 3, 2000 (incorporated by reference to
               Exhibit 3.7 filed with the Registrant's Annual Report on Form
               10-K for the year ended December 31, 1999).

    4.8 The description of the Registrant's Common Stock. Reference is made to the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 7, 1992, incorporated by reference pursuant to Item 3(v).

    4.9        Specimen Certificate of the Registrant's Common Stock
               (incorporated by reference to Exhibit 1 filed with Amendment No.
               1 to the Registrant's Form 8-A filed with the Securities and Exchange Commission on November 6, 1992).

    4.10 First Amended and Restated Preferred Shares Rights Agreement dated December 16, 1997 (incorporated by reference to Exhibit 1 filed with the Registrant's Form 8-A/A filed with the Securities and Exchange Commission on March 25, 1998).

    5 Opinion and consent of Counsel as to legality of securities being registered.

    23.1       Consent of Ernst & Young LLP, Independent Auditors.

    23.2       Consent of Counsel is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page 5 of this Registration Statement.

    99 2000 Nonstatutory Stock Option Plan and form of option agreement thereunder.